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                                                                   EXHIBIT 10.55




                         [WESTPOINT STEVENS LETTERHEAD]




November 5, 1999


Mr. David C. Meek
321 Nature Trail Drive
Greer, SC 29651


Dear David,


I wanted to reconfirm our offer to you as Executive Vice President, Chief Financial Officer:

BASE SALARY - $300,000 per year.

BONUS PLAN - You would be included in our top bonus category of the Senior Management Incentive Plan. This would allow you to achieve a minimum bonus of 30%, a target bonus of 60% or a maximum bonus of 120% of your base salary, based on achieving predetermined operating profit goals.

STOCK BONUS - Our stock bonus plan is based on achieving predetermined EPS goals. On January 1, 2000, we will set your bonus stock amount based on 80% of your annual salary to be reserved in stock based on the average of the highest and lowest sales prices on the first trading day of the year. Earned awards will vest on a 10 year schedule.

STOCK OPTIONS - We will provide you with options for 50,000 shares of stock which will vest on a five year basis. The price will be based on the closing price on your first day of Employment.

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                                                                   EXHIBIT-10.55
Mr. David C. Meek
November 5, 1999
Page 2


RESTRICTED SHARES - As an incentive to join our company, we will grant you 10,000 shares of restricted shares on a ten-year vesting schedule.

APARTMENT - We will agree to pay the rent for reasonable accommodations in the West Point area for the first two years of your employment.

RELOCATION ALLOWANCE - At the end of the first two years of employment, you will permanently relocate from Greer, South Carolina to the West Point area. We will make available our standard relocation benefits to you at that time.

SEVERANCE - If you are terminated without cause in the first five years of your employment, we will provide you with one year of annual base salary as severance, subject to obtaining from you the usual and customary release form. In addition, we will also vest your restricted stock and stock options. After five years of employment, you will revert to our normal severance program.

Our benefit plans are very competitive, and we will have Foy Fisher our Vice President of Human Resources contact you to go over the plans.

I am looking forward to working with you.

Best Regards,

/s/ T.J. WARD
T.J. Ward

/gsb

Accepted November 8, 1999, to begin employment no later than November 22.

/s/ DAVID C. MEEK
David C. Meek
11/8/99